UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 31, 2016

Portlogic Systems Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-151434	20-2000407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Toronto Street, Suite 209, Toronto, Ontario, Canada	M5C 2B5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (437) 886-2432

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 31, 2016, we entered into an Executive Appointee Agreement with Michael E. De Valera, who became our Chief Executive Officer as of that date. The agreement provides that Mr. De Valera is to perform services as our Chief Executive Officer pursuant to the directives of our Board of Directors. The services include developing strategies and vision, modeling and setting corporate culture, building and overseeing our other senior officers, allocating capital to the company’s priorities, and representing us to the public and capital markets. This agreement permits termination upon delivery of two weeks advance written notice by Mr. De Valera. The Company may terminate this agreement at any time, without notice or payment in lieu of notice, for sufficient cause.

The Executive Appointee Agreement between Michael E. De Valera and Portlogic Systems Inc. is filed as Exhibit 10.1 to this report, incorporated herewith.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 31, 2016, Jueane Thiessen resigned as our Chief Executive Officer. Ms. Thiessen’s resignation was not a result of any disagreement with us on any matter relating to our operations, policies or practices. Ms. Thiessen continues to serve as our President, Principal Accounting Officer, Chief Financial Officer and Treasurer, and on our Board of Directors.

On August 31, 2016, Michael E. De Valera was appointed as our Chief Executive Officer. We entered into an Executive Appointee Agreement with Mr. Michael E. De Valera on August 31, 2016, which is described in Item 1.01 of this report and filed as Exhibit 10.1, and is incorporated herewith.

Mr. De Valera is an experienced technology executive and entrepreneur with more than 25 years’ extensive career in the development of consulting practices specializing in managing IT needs for small and midsize corporates. From 1989 through 2016, Mr. De Valera was the founder and President of Internet Computers Inc. and Technomedia Consulting Inc., two information technology service companies that provided outsourced services and support to a highly varied and geographically dispersed client base spanning property development and construction, design, venture capital, family offices, private client investment, and art. Mr. De Valera attended University of Pennsylvania as a Wharton BA Finance undergraduate, majoring in Management and Economics, from 1983 to 1987.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Executive Appointee Agreement between Michael E. De Valera and Portlogic Systems Inc. dated August 31, 2016

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Portlogic Systems Inc.
(Registrant)

Date: September 2, 2016	/s/ Jueane Thiessen
(Signature)

	Name:	Jueane Thiessen
	Title:	Chief Financial Officer

3